Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Freedom 2010 Fund, Fidelity Advisor Freedom 2020 Fund, Fidelity Advisor Freedom 2030 Fund, Fidelity Advisor Freedom 2040 Fund, and Fidelity Advisor Freedom Income Fund, which is included in Post-Effective Amendment No. 31 to the Registration Statement No. 811-6440 on Form N-1A of Fidelity Aberdeen Street Trust.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
July 21, 2003